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                                                                  Exhibit 10(cc)

                               SEVERANCE AGREEMENT

            AGREEMENT made as of April 26, 1996, between BIO-TECHNOLOGY GENERAL CORP., a Delaware corporation with an office at 70 Wood Avenue South, Iselin, New Jersey 08830 (the "Company"), and Norman W. Barton, Ph.D, 19 Overshot, Phoenix, MD 21131 (the "Executive").

                              W I T N E S S E T H :

            WHEREAS, the Executive holds the office of Vice President - Medical Affairs of the Company, and the Executive and the Company desire to establish their rights in the event that Executive ceases to be employed by the Company.

            NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which is hereby established, the parties hereto agree as follows:

            1. (a) In the event that Executive's employment is terminated by the Company at any time for any reason other than justifiable cause (as defined below), disability (as defined below) or death, the Company shall (i) pay to Executive, in full satisfaction and in lieu of any and all other payments due and owing to Executive as a result of the termination of Executive's employment with the Company (other than any payments constituting reimbursement of expenses of the type which the Company had routinely paid in the past), a severance payment in an amount equal to his then annual salary (less all amounts, if any, required to be withheld), payable bi-weekly in equal installments, and (ii) continue to allow Executive to participate, at the Company's expense and to the same extent that Executive had participated prior to termination of his employment, in the Company's health insurance and disability insurance programs, to the extent permitted under such programs, until the earlier of (x) one (1) year or (y) Executive becoming eligible to participate in another employer's group health and disability insurance plans. Executive shall notify the Company of his acceptance of a position with a new employer, together with the specific date on which Executive shall become eligible for coverage in such new employer's health and disability insurance programs, such notice to be given within fifteen (15) days following commencement of such employment.

            (b) Upon Executive's "disability," the Company shall have the right to terminate Executive's employment. Notwithstanding any inability to perform his duties, Executive shall be entitled to continue to receive payment on a bi-weekly basis of the pro rata portion of his then annual salary until he begins to receive long-term disability insurance benefits under the policy provided by the Company to the Executive. Any termination pursuant to this subsection (b) shall be effective on the date thirty (30) days after which Executive shall have received written notice of the Company's election to terminate. For the purposes of this Agreement, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity,

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substantially to perform his duties for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of his employment, as reasonably determined by the Board of Directors of the Company in its sole discretion after examination of Executive by an independent physician reasonably acceptable to Executive.

            (c) If Executive shall die during the term of his employment, the estate of Executive shall thereupon be entitled to receive such portion of Executive's annual salary as has been accrued through the date of his death and such bonus, if any, as the Board of Directors in its sole discretion may determine to award taking into account Executive's contributions to the Company prior to his death. If Executive's death shall occur while he is on Company business, the estate of Executive shall be entitled to receive, in addition to the other amounts set forth in this subsection (c), an amount equal to one-half his then annual salary.

            (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; Executive's performance of any act or his failure to act, for which it is determined by independent counsel retained by the Board of Directors (which may be counsel for the Company), after due inquiry in which Executive is given the opportunity to be heard, that if Executive were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved, would have occurred; any unauthorized disclosure by Executive to any person, firm or corporation other than the Company, its subsidiaries and its and their directors, officers and employees, of any confidential information or trade secret of the Company or any of its subsidiaries; any attempt by Executive to secure any improper personal profit in connection with the business of the Company or any of its subsidiaries, such determination to be made in the good faith judgment of the Board of Directors; the failure by Executive to devote his full time to the affairs of the Company and its subsidiaries; the failure of Executive to satisfactorily render services to the Company, such determination to be made in the good faith judgment of the Board of Directors; Executive's pursuit of activities which in the reasonable determination of the Board of Directors of the Company are inimical, or contrary, to the best interests of the Company; the engaging by Executive in any business other than the business of the Company and its subsidiaries which interferes with the performance of his duties hereunder, such determination to be made in the good faith judgment of the Board of Directors; or Executive's repeated and willful failure to follow the instructions of the officer he reports to or the policies established by the Board of Directors and communicated to Executive (other than instructions or policies which are illegal or improper) where such conduct shall not have ceased or offense cured within thirty (30) days following written warning from the Company. Upon termination of Executive's employment for justifiable cause, Executive shall not be entitled to any amounts or benefits hereunder other than such portion of Executive's annual salary as has been accrued through the date of his termination of employment.

            2. Nothing in this Agreement shall preclude the Executive from practicing medicine one day a month.

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            3. Executive agrees that for a period of one (1) year following the termination of Executive's employment, Executive shall not, directly or indirectly, request or cause any collaborative partners, universities, governmental agencies, contracting parties, suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company.

            4. Nothing in this Agreement shall give Executive any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate Executive's employment with or without cause.

            5. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

            6. This Agreement shall be governed by the laws of the State of New Jersey applicable to agreements made and to be performed therein.

            7. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Executive and the Company relating to Executive's employment, the confidentiality of information, trade secrets, patents and stock options shall not be affected by this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                       BIO-TECHNOLOGY GENERAL CORP.


                                       By: /s/
                                           -------------------------------------


                                       /s/ Norman W. Barton
                                       -----------------------------------------
                                       Norman W. Barton, Ph.D.